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                                                                  EXHIBIT 3.5(b)

                     By laws of Carson Pirie Scott II, Inc.
                             (f/k/a McRae's, Inc.)
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                                     BY LAWS

                                    ARTICLE I

                                Name and Location

     Section 1. The name of this corporation shall be McRAE'S, INC.

     Section 2. Its principal office shall be located at Jackson, Mississippi.

     Section 3. Other offices for the transaction of business shall be located at such places as the Board of Directors may from tame to time determine.

                                   ARTICLE II

                                  Capital Stock

     Section 1. The capital stock shall consist of those shares of common stock stated in the Charter of Incorporation or any amendments thereto.

     Section 2. All certificates of stock shall be signed by the President and Secretary and shall be sealed with the corporate seal.

     Section 3. Treasury stock shall be held by the corporation, subject to the disposal by the Board of Directors, and shall neither vote nor participate in dividends.

     Section 4. The corporation shall have a first lien on all the shares of its capital stock, and upon all dividends declared upon the same, for any indebtedness of .the respective holders thereof to the corporation.

     Section 5. Transfer of stock shall be made only on the books of the corporation; and the old certificate, properly endorsed, shall be surrendered and cancelled before a new certificate is issued. The stock books of the corporation shall be closed against transfers for a period of

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thirty days before the day of payment of a dividend and for ten days before each annual meeting of stockholders.

     Section 6. In case of loss or destruction of a certificate of stock, no new certificate shall be issued in lieu thereof except upon satisfactory proof to the Board of Directors of such loss or destruction, and upon the giving of satisfactory security, by bond or otherwise, against loss to the corporation, or by order of a court of competent jurisdiction. Any such new certificate shall be plainly marked "duplicate" on its face.

     Section 7. The record owners of outstanding capital stock in this corporation may enter into such agreement or agreements that may seem proper to them, which are not in violation of any applicable law or statute, restricting the transfer of the stock owned by such owners or making provision for the sale and transfer of such stock, and upon receipt by the Secretary of this corporation of an executed copy of any such agreement, then such stock covered by such agreement or agreements shall be transferred on the books of the corporation only in accordance with said agreement or agreements until proper notice to the Secretary of some amendment or termination of such agreement or agreements.

                                   ARTICLE III

                              Stockholders Meetings

     Section 1. An annual meeting of the stockholders shall be held at 1:30 p.m. on the second Tuesday of May at the principal office of the corporation, or at such other place, either within or without the State of Mississippi., as may be designated in the notice thereof as herein provided or as may be designated by the stockholders at a previous meeting thereof, or as may be unanimously agreed upon by the stockholders, which agreement may be indicated by the presence of such stockholders at such meeting, either in person or by proxy. Provided, however, that whenever such day shall fall upon a legal holiday, the meeting shall be held on the next


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succeeding business day. At such meeting the stockholders shall elect directors to serve until their successors shall be elected and have qualified.

     Section 2. A special meeting of the stockholders to be held at the principal office of the corporation, or at such other place, either within or without the State of Mississippi, as may be designated in the notice thereof, or as may be fixed by the stockholders at a previous meeting thereof, or as may be unanimously agreed upon by the stockholders, which agreement may be indicated by the presence of such stockholders at such meeting, either in person or by proxy, may be called at any time by the Chairman of the Board, and in his absence by the Secretary, or by the Directors. It .shall be the duty of the Directors or the Chairman of the Board to call such a meeting whenever so requested by stockholders holding fifty percent or more of the capital stock.

     Section 3. Notice of the time and pace of all annual and special meetings shall be mailed by the Secretary to each stockholder ten days before the date thereof, unless such notice shall be waived. Waiver of call and of such notice shall be indicated by the presence of such stockholders at such meeting, either in person or by proxy.

     Section 4. The chairman of the Board, or in his absence the President, of the corporation shall preside at all such meetings.

     Section 5. At every such meeting each stockholder shall be entitled to cast one vote for each share of stock held in his name, which vote may be cast by him either in person or by proxy. All proxies shall be in writing and shall be filed with the Secretary and by him entered on record in the minutes of the meeting.


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     Section 6. A quorum for the transaction of business at any such meeting shall consist of a majority of the shares of stock issued and outstanding; but the stockholders present at any meeting, though less than a quorum, may adjourn the meeting to a future time.

     Section 7. The stockholders shall have poorer, by a majority vote at any meeting called expressly for that purpose, to remove any director or the entire board from office.

                                   ARTICLE IV

                               Board of Directors

     Section 1. The business and property of the corporation shall be managed by a Board of not less than three and not more than seven Directors, who shall be elected by the stockholders, in accordance with applicable laws. The Directors need not be stockholders of the corporation.

     Section 2. The regular meetings of the Directors shall be held at the same place as the annual stockholders meeting, immediately after the adjournment of each annual stockholders meeting.

     Section 3. Special meetings of the Board of Directors, to be held in the principal office of the corporation, or at such place, either within or without the State of Mississippi, as may be designated in the notice thereof, may be called by the Chairman of the Board, and in his absence by the Secretary. By unanimous consent of the Directors, meetings of the Board may be held without notice, at any time and at any place, either within or without the State of Mississippi, and such consent may be evidenced by the presence of all of the Directors at any such meeting.

     Section 4. Notice of all regular and special meetings, except those specified in the second sentence of Section 3 of this Article, shall be mailed to each Director, by the Secretary, at


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least ten days previous to the time fixed for the meeting. All notices of special meetings shall state the purpose thereof.

     Section 5. A quorum for the transaction of business at any regular or special meeting of the Directors shall consist of a majority of the Board.

     Section 6. The Directors shall elect the officers of the corporation; such election to be held at the Directors meeting following each annual stockholders meeting. An officer may be removed at any time by a majority vote of the Board of Directors.

     Section 7. Vacancies in the Board of Directors may be filled by the stockholders at any regular or special stockholders meeting.

     Section 8. At each annual stockholders meeting, Directors shall submit a statement of the business done during the preceding year, together faith a report of the general financial condition of the corporation and of the condition of its tangible property.

                                    ARTICLE V

                                    Officers

     Section 1. The officers of this corporation shall be a Chairman of the Board and Chief Executive Officer, a President and Chief Operating Officer, one or more Vice Presidents, a Secretary, and a Treasurer, and such assistants or other officers as the Board of Directors may determine and elect, who shall be elected for the term of one year, and shall hold office until their successors are duly elected and qualified. The office of Treasurer may be combined with any of the other offices enumerated above and the two offices so combined may be held by the same person. The officers need not be stockholders of the corporation.

     Section 2. The Chairman of the Board and Chief Executive Officer shall have general supervision over the affairs of the corporation and over the other officers; and shall perform such duties as may be designated by the Board of Directors and such other duties as are


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incident to his office. In case of the absence or disability of the Chairman of the Board, his duties shall be performed by the President.

     Section 3. The President and Chief Operating Officer shall supervise the business operations of the corporation. He shall perform such duties as are designated by the Board of Directors or the Chairman of the Board and shall perform such other duties as are incident to his office. In the case of the absence or disability of the President, his duties shall be performed by a Vice President.

     Section 4. The Secretary shall issue notices of all directors and stockholders meetings, and shall attend and keep the minutes of the same; shall have charge of all corporate books, records and papers; shall be custodian of the corporate seal; shall attest with his or her signature and impress with the corporate seal all stock certificates and written contracts of the corporation; and shall perform all such other duties as are incident to the office.

     Section 5. The Treasurer shall have custody of all money and securities of the corporation and shall give bond, in such sum and with such sureties as the Directors may require, conditioned upon the faithful performance of the duties of his office. He shall have general supervision of the collection and disbursement of funds of the corporation and shall perform all such other duties as are incident to the office.

     Section 6. Any payment made to an officer of the corporation, such as a salary, commission, bonus, interest, or rent, or entertainment expense incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer to the corporation to the full extent of such disallowance. It shall be the duty of the Directors, as a Board, to enforce payment of each such amount disallowed. In lieu of payment by the officer, subject to the determination of the Directors, proportionate


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amounts may he withheld from his future compensation payments until the amount owed to the corporation has been recovered.

                                   ARTICLE VI

                              Dividends and Finance

     Section 1. Dividends, to be paid out of the surplus earnings of the corporation, may be declared from time to time by resolution of the Board of Directors; but no dividend shall be paid that twill impair the capital of the corporation.

     Section 2. The funds for the corporation shall be deposited in such bank or trust company as the Directors shall designate and shall be withdrawn only upon the check or order of the persons designated by the Board of Directors.

                                   ARTICLE VII

                                   Amendments

     Section 1. The Board of Directors shall have power to add any provision to or to alter or repeal any provision of these Bylaws by a vote of the majority of all of the Directors at any regular or special meeting of the Board, provided that a statement of the proposed action shall have been included in the notice or waiver of notice of such meeting of the Board. The stockholders may alter or repeal any provision of these Bylaws by the vote of a majority of the stockholders at any meeting, provided that a statement of the proposed action shall have been included in the notice or waiver of notice or such meeting of stockholders.


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                     AMENDMENTS TO THE BYLAWS ADOPTED BY THE
                       BOARD OF DIRECTORS OF McRAE'S, INC.
                               AS OF MAY 11, 1993

                                   ----------

     RESOLVED: That Article VII of the Bylaws of this Corporation be amended to add a new Section IA to read as follows:

     Section 1A. VICE CHAIRMAN OF THE BOARD. The Vice Chairman of the Board, if one is appointed by the Board, shall perform and be vested with all the powers and duties of the Chairman of the Board in the event of the death, disability, incapacity or absence of the Chairman of the Board. The Vice Chairman shall participate with the Chairman of the Board and the President in the general supervision over the affairs of the Corporation and the supervision of the business operations of the Corporation, and shall perform such other duties as may be prescribed by the Board from time to time.

     RESOLVED FURTHER: That Section 2 of Article VII of the Bylaws be amended by adding the phrase "or Vice Chairman of the Board" at the end of the last sentence of said Section.


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        AMENDMENT TO THE BYLAWS OF McRAE'S, INC. ADOPTED BY THE BOARD OF
                       DIRECTORS AS OF SEPTEMBER 17, 1998

     RESOLVED: That Article IV, Section 1 of the Bylaws is amended by replacing the word "three" with the word "two" so that the Corporation may be managed by a Board of two directors.


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